UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

COLONY BANKCORP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 South Grant Street, Fitzgerald, Georgia 317501

(Address of Principal Executive Offices)

(229) 426-6000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2016, Colony Bankcorp, Inc. (the “Company”) announced the promotion of Edward Lee Bagwell, III to Senior Vice President and Chief Credit Officer of the Company and the Company’s wholly owned subsidiary, Colony Bank (the “Bank”) effective immediately. Prior to his promotion, Mr. Bagwell served as the Bank’s in-house legal counsel and was in charge of the Bank’s special assets. Mr. Bagwell is filling the position of Henry F. Brown, Executive Vice President and Chief Credit Officer who announced his retirement on October 4, 2016. Mr. Bagwell will continue in his capacity as the Bank’s in-house legal counsel.

Mr. Bagwell, 49, joined the Company on June 30, 2003 as a Commercial Lender and in-house attorney with Colony Bank Southeast. Beginning in 2008 he served as in-house legal counsel of the Company and was in charge of the Bank’s special assets. Prior to that time, Mr. Bagwell was in the private practice of law in Douglas, Georgia. Mr. Bagwell earned an Associate Degree in Business from South Georgia College in 1987, a BBA in Finance from the University of Georgia in 1989 and his Juris Doctorate from The Cumberland School of Law in 1992.

Mr. Bagwell will not be entering into an employment agreement with the Company. In connection with his promotion to Senior Vice President and Chief Credit Officer of the Company and the Bank, Mr. Bagwell will receive a base salary of $135,000 per year. Mr. Bagwell will also be eligible to participate in any other compensation and benefits programs that are available to the Company’s executive officers. Mr. Bagwell entered into a Retention Agreement with the Company, effective as of October 18, 2016 (the “Retention Agreement”), pursuant to which Mr. Bagwell is entitled to:

●

a retention bonus equal to 0.75 times his base salary, payable in a single lump sum within thirty days following a change in control of the Company that occurs prior to March 27, 2018, provided that he remains employed by the Bank of the date of the change in control; provided, however, that if his employment is terminated by the Bank without cause (as such term is defined in the Retention Agreement) within the ninety-day period immediately preceding the change in control, then he will remain eligible to receive the change in control bonus in the event of a change in control; and

●

a post-closing retention bonus equal to 0.75 times his base salary, payable in a single lump sum within thirty days following the successful core data processing conversion of the Bank in connection with the change in control, provided that he is employed by the Bank on such date; provided, however, that if his employment is terminated by the Bank without cause (as such term is defined in the Retention Agreement) within the ninety-day period immediately preceding the change in control or between the date of the change in control and the conversion of the Bank, then he will remain eligible to receive the post-closing retention.

No family relationships exist between Mr. Bagwell and any of the Company’s directors or executive officers. There are no arrangements between Mr. Bagwell and any other person pursuant to which Mr. Bagwell was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Bagwell has a material interest subject to disclosures under Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: October 19, 2016	By: /s/ Terry L. Hester
Terry L. Hester Executive Vice-President and Chief Financial Officer